Exhibit 10.75

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of                                    , 2014, by and among 21st Century Oncology Holdings, Inc., a Delaware corporation (the “Company”) and 21st Century Oncology Investments, LLC, a Delaware limited liability company (“21CI”).

WHEREAS, the Company wishes to grant certain director nomination rights and registration rights with respect to the shares of Common Stock of the Company currently held by 21CI, as provided further herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, each intending to be legally bound, agree as follows:

1.             Board Nomination Rights.

(a)           From and after the date hereof and until the provisions of this Section 1 cease to be effective and subject to the terms and conditions of this Agreement, the 21CI Majority Holders shall have the right to nominate persons for election to the Board (each a “Nominee”) as follows:

(i)            all of the directors shall be nominated by the 21CI Majority Holders so long as 21CI, Vestar and Vestar’s Affiliates continue to hold Voting Securities representing at least 25% of the total voting power of all the then outstanding Voting Securities, voting as a single class; and

(ii)           one (1) representative shall be nominated by the 21CI Majority Holders so long as 21CI, Vestar and Vestar’s Affiliates continue to hold Voting Securities representing at least 5% of the total voting power of all the then outstanding Voting Securities, voting as a single class.

(b)           Subject to the provisions of this Section 1, the Board shall determine the size (i.e., number of Board seats) of the Board, which as of the date hereof consists of not less than [nine (9)] Board members.

(c)           Notwithstanding the foregoing, in the event that a Person loses its right to nominate a director for election in accordance with this Agreement, the director(s) nominated by such Person may be removed at the request of a majority of the Board (excluding such director or directors) upon the occurrence of such event and the total authorized number of directors may be reduced upon such action by a majority of the Board (excluding such director or directors) by the number of directors that such Person loses its rights to nominate.

(d)           The representatives designated hereunder by the 21CI Majority Holders shall be nominated to serve as a Class I, Class II or Class III director (as defined in the Company’s Certificate of Incorporation), as the case may be.  The initial term of each Class I, Class II and Class III director shall expire as set forth in the Company’s Certificate of Incorporation.  Any director nominated by the 21CI Majority Holders hereunder to fill a vacancy on the Board shall be designated as the same class of director as the director whose termination of services as a director created such vacancy.

(e)           The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board and any committee thereof.

(f)            At every meeting of the Board, or a committee thereof, for which directors are nominated to stand for election by stockholders of the Company, the 21CI Majority Holders will have the right to select those persons to be nominated for election to the Board for each Retiring Director that was a prior Nominee of the 21CI Majority Holders in accordance with this Section 1.

(g)           If a vacancy occurs because of the death, disability, disqualification, resignation or removal of a Nominee, the 21CI Majority Holders shall be entitled to nominate such person’s successors in accordance with this Agreement and the Board, subject to a determination of the Board in good faith, after consultation with outside legal counsel that such action would not constitute a breach of its fiduciary duties or applicable law, shall fill the vacancy with such successor Nominee.

(h)           If a Nominee is not nominated or elected to the Board because of the Nominee’s death, disability, disqualification, withdrawal as a nominee or for other reason is unavailable or unable to serve on the Board, the 21CI Majority Holders shall be entitled to nominate promptly another Nominee and the director position for which such Nominee was nominated shall not be filled pending such nomination.

(i)            Notwithstanding anything to the contrary contained herein:

(i)            At such time as 21CI, Vestar and Vestar’s Affiliates hold Voting Securities representing less than 25% of the total voting power of all the then outstanding Voting Securities, voting as a single class, the rights of 21CI under Section 1(a)(i) to nominate any Nominee shall terminate automatically and cease to have any further force and effect; and

(ii)           At such time as 21CI, Vestar and Vestar’s Affiliates hold Voting Securities representing less than 5% of the total voting power of all the then outstanding Voting Securities, voting as a single class, the rights of 21CI under this Section 1 shall terminate automatically and cease to have any further force and effect.

2.             Company Obligations.

(a)           The Company agrees to use its commercially reasonable efforts to assure that (i) each Nominee is included in the Board’s slate of nominees to the stockholders for each election of directors and (ii) each Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board.

(b)           Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be nominated for election to the Board or recommend to the stockholders the election of any Nominee (i) who fails to submit to the Company on a timely basis such questionnaires as the Company may reasonably require of its directors generally and such other information as the Company may reasonably request in connection with the preparation of its filings under the Securities Laws or (ii) the Board or the Nominating Committee determines in good faith, after consultation with outside legal counsel, that such action would constitute a breach of its fiduciary duties or applicable law or violate the Company’s Certificate of Incorporation; provided, however, that upon the occurrence of either (i) or (ii) above, the Company shall promptly notify the 21CI Majority Holders of the occurrence of such event and permit the 21CI Majority Holders to provide an alternate Nominee sufficiently in advance of any Board action, meeting of the stockholders called or written action of stockholders with respect to such election of Nominees and the Company shall use commercially reasonable efforts to perform its obligations under Section 2(a) with respect to such alternate Nominee (provided that if the Company provides at least 45 days advance notice of the occurrence of any such event such alternative Nominee must be designated by the 21CI Majority Holders not less than 30 days in advance of any Board action, notice of meeting of the stockholders or written action of stockholders with respect to such election of Nominees).  The Company shall use commercially reasonable efforts to perform its obligations under Section 2(a) with respect to such alternate Nominee, provided that in no event shall the Company be obligated to postpone, reschedule or delay any scheduled meeting of the stockholders with respect to such election of Nominees.

(c)           At any time a vacancy occurs because of the death, disability, resignation or removal of a Nominee, then the Board, or any committee thereof, shall not fill such vacancy until the earliest to occur of (i) the 21CI Majority Holders have nominated a successor Nominee and the Board has filled the vacancy and appointed such successor Nominee, (ii) the 21CI Majority Holders fail to nominate a successor Nominee within 60 Business Days after receiving notification of the vacancy from the Company, and (iii) the 21CI Majority Holders have specifically waived their rights under this Section 2(c).

(d)           At any time that the 21CI Majority Holders shall have any nomination rights under Section 1, the Company shall not take any action to reduce the size of the Board from [nine (9)], except as otherwise provided herein.

3.             Registration Rights

(a)           Demand Registrations.

(i)            Requests for Registration.  Subject to the provisions of this Section 3, the holders of a majority of 21CI Shares that constitute Registrable Securities shall have the right (the “Demand Registration Rights”) to request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration (“Long- Form Demand Registration”) or on Form S-3 or any similar short-form registration

(“Short- Form Demand Registration”), if such registration is available to the Company, by delivering a written notice to the principal business office of the Company, which notice identifies the Requesting Holders and specifies the number of Registrable Securities to be included in such registration (the “Registration Request”).  Subject to the restrictions set forth in Section 3(a)(iv), the Company will give prompt written notice of such Registration Request (the “Registration Notice”) to all other holders of Registrable Securities and will thereupon use its reasonable best efforts to effect the registration (a “Demand Registration”) under the Securities Act on any form available to the Company of:

(A)          Registrable Securities that the Requesting Holders shall have requested to be included in such offering pursuant to exercise of their Demand Registration Rights;

(B)          securities that the Company proposes to offer and sell for its own account; and

(C)          any securities proposed to be included in such registration by holders of registration rights granted other than pursuant to this Agreement (“Other Registration Right”), provided that the Company has complied with Section 3(a)(iv) hereof.

Holders of 21CI Shares requesting Demand Registration pursuant to this Section 3(a) or Incidental Registration pursuant to Section 3(b) are referred to as “Requesting Holders”.

(ii)           Preservation of Demand Registration.  A registration undertaken by the Company at the request of the Requesting Holder will not count as a Demand Registration:

(A)          if, pursuant to the Demand Registration Rights, the Requesting Holders fail to register and sell at least 85% of the Registrable Securities requested to be included in such registration by them; or

(B)          if the Requesting Holders withdraw a Registration Request (A) upon the determination of the Board to postpone the filing or effectiveness of a Registration Statement pursuant to Section 3(a)(iv) or (B) within ten days of receiving notice from the Company of its intent to exercise its Priority Right in connection with such registration.

(iii)          Priority on Demand Registration.  If the sole or managing underwriter of a Demand Registration advises the Company in writing that in its opinion the number of Registrable Securities and other securities requested to be included exceeds the maximum number of Registrable Securities and other securities (the “Underwriter’s Maximum Number”) which can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof, then the Company shall be required to include in such registration only such number of securities as is equal to the Underwriter’s Maximum Number (the “Demand Registration Cutback”) and the Company and the holders of Registrable Securities shall participate in such offering in the following order of priority:

(A)          first, there shall be included in such registration that number of Registrable Securities that the Requesting Holders shall have requested to be included in such offering pursuant to either Section 3(a)(i) or Section 3(b)(i), and that does not exceed the Underwriter’s Maximum Number; provided, however, that holders who request registration pursuant to Section 3(b)(i) shall not be entitled to participate in any such registration if the sole or managing underwriter (or, in the case of an offering that is not underwritten, an investment banker) shall determine in good faith that the participation of such holders would adversely affect the marketability of the securities being sold in such registration;

(B)          second, the Company shall be entitled to include in such registration that number of securities that it proposes to offer and sell for its own account to the full extent of the remaining portion of the Underwriter’s Maximum Number; and

(C)          third, the number of securities that other holders shall have requested to be included in such registration pursuant to Other Registration Rights, to the full extent of the remaining portion of the Underwriter’s Maximum Number; provided, however, that such other holders shall not be entitled to participate in any such registration if the sole or managing underwriter (or, in the case of an offering that is not underwritten, an investment banker) shall determine in good faith that the participation of other holders would adversely affect the marketability of the securities being sold in such registration.

In the event that a Demand Registration Cutback results in less than all of the Registrable Securities that are requested to be included in such registration actually being included in such registration, then the number of Registrable Securities that shall be included in such registration shall be allocated pro rata among all of the holders of Registrable Securities that requested Registrable Securities to be included in such registration based on the relative number of Registrable Securities owned by each such Person.

(iv)          Restrictions on Demand Registrations.  Except as otherwise provided in this Section 3(a)(iv), the Company shall be obligated to effect (i) five Long-Form Demand Registrations and (ii) unlimited Short-Form Demand Registrations to the extent the Company is a registrant entitled to file a registration statement on Form S-3 or any successor or similar short-form registration statement, in each case pursuant to the Demand Registration Rights.  Any Demand Registration requested must be for a firmly underwritten public offering of Registrable Securities with an expected value of at least $10 million to be managed by an underwriter or underwriters of recognized national standing selected by the Requesting Holders and reasonably acceptable to the Company.  The Company may delay effecting a Demand Registration if after a request is made, the Company has determined in good faith that the filing of a registration request would require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential, the Company shall not be obligated to effect the registration until the earlier of (A) the date upon which such material information is disclosed to the public or is no longer material or (B) 120 days after the Company first makes such good faith determination.

(v)           Stock Splits.  In connection with any Demand Registration pursuant to this Section 3(a), each party to this Agreement will vote, or cause to be voted, all securities of the Company over which it has the power to vote or direct the voting to effect any stock split which, in the opinion of the sole or managing underwriter, is necessary to facilitate the effectiveness of such Demand Registration.

(b)           Incidental Registration.

(i)            Requests for Incidental Registration.  At any time the Company proposes to register any shares of Common Stock under the Securities Act (other than registrations on such form(s) solely for registration of Common Stock in connection with any employee benefit plan or dividend reinvestment plan or a merger or consolidation), including registrations pursuant to Section 3(a)(i), whether or not for sale for its own account, the Company will give written notice to each holder of Registrable Securities at least thirty (30) days prior to the initial filing of such Registration Statement with the SEC of its intent to file such registration statement and of such holder’s rights under this Section 3(b).  Upon the written request of any holder of Registrable Securities made within twenty (20) days after any such notice is given (which request shall specify the Registrable Securities intended to be disposed of by such holder), the Company will use its reasonable best efforts to effect the registration (an “Incidental Registration”) under the Securities Act of all Registrable Securities which the Company, as the case may be, has been so requested to register by the holders thereof; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such Incidental Registration (each an “Incidental Registration Statement”), the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities under this Section 3(b) in connection with such registration (but not from its obligation to pay the expenses incurred in connection therewith), and (ii) in the case of a determination to delay registration, the Company shall be permitted to delay registering any Registrable Securities under this Section 3(b) during the period that the registration of such other securities is delayed.

(ii)           Priority on Incidental Registration.  In connection with any registration not involving a Demand Registration Cutback, if the sole or managing underwriter of a registration advises the Company in writing that in its opinion the number of Registrable Securities and other securities requested to be included exceeds the number of Registrable Securities and other securities which can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof, the Company will include in such registration the Registrable Securities and other securities of the Company in the following order of priority:

(A)          first, the greatest number of securities of the Company proposed to be included in such registration by the Company for its own account and by holders of Other Registration Rights that have priority over the incidental registration rights granted to holders of Registrable Securities under this Agreement, if any, which in the opinion of such underwriters can be so sold;

(B)          second, after all securities that the Company proposes to register for its own account or for the accounts of holders of Other Registration Rights that have priority over the incidental registration rights under this Agreement have been included, the greatest amount of Registrable Securities and securities having Other Registration Rights that are pari passu with Registrable Securities, if any, in each case requested to be registered by the holders thereof which in the opinion of such underwriters can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof, ratably among the holders of Registrable Securities and securities subject to such Other Registration rights that are pari passu based on the respective amounts of Registrable Securities and securities subject to such Other Registration Rights owned by each such holder; and

(C)          third, any other securities of the Company.

(c)           Holdback Agreements.

(i)            Each holder of Registrable Securities agrees that if requested in connection with an underwritten offering made pursuant to a Registration Statement for which such holder has registration rights pursuant to this Section 3 by the managing underwriter or underwriters of such underwritten offering, such holder will not effect any Public Sale or distribution of any of the securities being registered or any securities convertible or exchangeable or exercisable for such securities (except as part of such underwritten offering or pursuant to any Rule 10b-5 trading plan then in effect), during the period beginning ten (10) days prior to, and ending 90 days after (or, if approved by the 21CI Majority Holders, a longer period up to 180 days after), the closing date of the underwritten offering made pursuant to such Registration Statement (or for such shorter period as to which the managing underwriter or underwriters may agree, provided that such shorter period applies equally to all holders of Registrable Securities).

(ii)           The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period (or, if approved by the 21CI Majority Holders, a longer period up to 180 days), in each case beginning on the effective date of any underwritten Demand Registration (or for such shorter period as to which the managing underwriter or underwriters may agree), except as part of such Demand Registration or in connection with any employee benefit or similar plan, any dividend reinvestment plan, or a business acquisition or combination and (ii) to use all reasonable efforts to cause each holder of at least 5% (on a fully- diluted basis) of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, which are or may be purchased from the Company at any time after the date of this Agreement (other than in a registered offering) to agree not to effect any sale or distribution of any such securities during such period (except as part of such underwritten offering, if otherwise permitted).

(d)           Registration Procedures.  In connection with the registration of any Registrable Securities or a sale of securities pursuant to an effective shelf registration statement, as applicable, the Company shall effect such registrations or sales to permit the sale of such

Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(i)            Prepare and file with the SEC a Registration Statement or Registration Statements on a form available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause each such Registration Statement to become effective;

(ii)           Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for a period ending on the earlier of (A) ninety (90) days from the effective date and (B) such time as all of such securities have been disposed of in accordance with the intended method of disposition thereof; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such prospectus as so supplemented.

(iii)          Notify the selling holders of Registrable Securities promptly (but in any event within two business days), and confirm such notice in writing, (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (B) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, (C) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of Registrable Securities the Company becomes aware that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 3(d)(viii) below cease to be true and correct in all material respects, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction or (E) if the Company becomes aware of the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv)          Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment.

(v)           Deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters or agents, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto.

(vi)          Prior to any public offering of Registrable Securities, to use its reasonable best efforts to register or qualify, and cooperate with the selling holders of Registrable Securities, the underwriters, if any, the sales agents and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any selling holder or the managing underwriters reasonably request in writing; provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified or (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

(vii)         Upon the occurrence of any event contemplated by Section 3(d)(iii)(E) above, as promptly as practicable prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(viii)        Enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing or sole underwriter in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, (A) make such representations and warranties to the underwriters, with respect to the business of the Company and its subsidiaries, and the Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (B) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters), addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters; (C) obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings; and (D) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the holders of Registrable Securities than those set forth in Section 3(g) hereof (or such other provisions and procedures acceptable to holders of a majority of the Registrable Securities covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section.  The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

(ix)          Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than forty-five (45) days after the end of any 12-month period (or ninety (90) days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or reasonable best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effectiveness of a Registration Statement, which statements shall cover said 12-month periods.

(x)           (A) Use its reasonable best efforts to cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which Common Stock is then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (B) if no Common Stock is then so listed, use its reasonable best efforts to cause all such Registrable Securities to be listed on a national securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such shares with the Financial Industry Regulatory Authority (“FINRA”).

The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company shall be entitled to rely on such information provided; provided that such information shall be used only in connection with such registration.  The Company may exclude from such registration the Registrable Securities of any holder who unreasonably fails to furnish such information promptly after receiving such request.  Each holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(d)(iii)(B), 3(d)(iii)(D) or 3(d)(iii)(E), such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or prospectus until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(d), or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any amendments or supplements thereto.

(e)           Shelf Registration.  Subject to the provisions set forth in Section 3(d), if the holders of a majority of 21CI Shares that constitute Registrable Securities so specify, in the Registration Notice that they desire the Company to undertake a shelf registration of some or all of such Registrable Securities, then the Company shall file with the SEC a registration statement under the Securities Act on the appropriate form pursuant to Rule 415 under the Securities Act (the “Required Registration”).  The Company shall use its reasonable best efforts to cause the Required Registration to be declared effective under the Securities Act as soon as practical after filing, and once effective, the Company shall cause such Required Registration to remain effective for a period ending on the earlier of (i) the second anniversary of the effectiveness thereof, (ii) the date on which all Registrable Securities have been sold pursuant to the Required Registration and (iii) the date as of which there are no longer any Registrable Securities in existence.

(f)            Registration Expenses.  All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, whether or not any Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with FINRA in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or “blue sky” laws), (ii) reasonable messenger, telephone and delivery expenses, (iii) fees and disbursements of counsel for the Company, (iv) fees and disbursements of all independent certified public accountants referred to in Section 3(d)(viii), (v) underwriters’ fees and expenses (excluding discounts, commissions, or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities), (vi) Securities Act liability insurance, if the Company so desires such insurance, (vii) internal expenses of the Company, (viii) the expense of any annual audit, (ix) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and (x) the fees and expenses of any Person, including special experts, retained by the Company.  In connection with any Demand Registration or Incidental Registration hereunder, the Company shall reimburse the holders of the Registrable Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel (together with appropriate local counsel) chosen by the Requesting Holders, if pursuant to a Demand Registration, or the Company, in all other cases, and other reasonable out-of-pocket expenses of the holders of Registrable Securities incurred in connection with the registration of the Registrable Securities.

(g)           Indemnification; Contribution.

(i)            Indemnification by the Company.  The Company shall, without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, the officers, directors, agents and employees of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), the officers, directors, agents and employees of each such controlling person and any financial or investment adviser (each, an “Indemnified Party”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, actions or proceedings (whether commenced or threatened) reasonable costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees) and reasonable expenses (including reasonable expenses of investigation) (collectively, “Losses”), as incurred, arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or form of prospectus or in any amendment or supplements thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that the same arise out of or are based upon information furnished in writing to the Company by such Indemnified Party or the related holder of Registrable Securities expressly for use therein or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration; provided, however, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriters within the meaning of the Securities Act to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) such Person failed to send or deliver a copy of the prospectus with or prior to the delivery of written confirmation of the sale by such Person to the Person asserting the claim from which such Losses arise, (ii) the prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, and (iii) the Company has complied with its obligations under Section 3(d)(iii).  Each indemnity and reimbursement of costs and expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party.

(ii)           Indemnification by Holders.  In connection with any Registration Statement in which a holder of Registrable Securities is participating, such holder, or an authorized officer of such holder, shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement or prospectus and agrees, severally and not jointly, to indemnify, to the full extent permitted by law, the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus, or form of prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in, any information so furnished in writing by such holder to the Company expressly for use in such Registration Statement or prospectus and that such statement or omission was relied upon by the Company in preparation of such Registration Statement, prospectus or form of prospectus; provided, however, that such holder of Registrable Securities shall not be liable in any such case to the extent that the holder has furnished in writing to the Company within a reasonable period of time prior to the filing of any such Registration Statement or prospectus or amendment or supplement thereto information expressly for use in such Registration Statement or prospectus or any amendment or supplement thereto which corrected or made not misleading, information previously furnished to the Company, and the Company failed to include such information therein.  In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party.

(iii)          Conduct of Indemnification Proceedings.  If any Person shall be entitled to indemnity hereunder (an “indemnified party”), such indemnified party shall give prompt notice to the party or parties from which such indemnity is sought (the “indemnifying parties”) of the commencement of any action, suit, proceeding or investigation or written threat thereof (a “Proceeding”) with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability except to the extent that the indemnifying parties have been prejudiced by such failure.  The indemnifying parties shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such Proceeding, to assume, at the indemnifying parties’ expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party or parties (if more than one such indemnified party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless: (i) the indemnifying parties agree to pay such fees and expenses; (ii) the indemnifying parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such indemnified party or parties; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such indemnified party or parties and the indemnifying parties or an affiliate of the indemnifying parties or such indemnified parties, and there may be one or more defenses available to such indemnified party or parties that are different from or additional to those available to the indemnifying parties, in which case, if such indemnified party or parties notifies the indemnifying parties in writing that it elects to employ separate counsel at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying parties, it being understood, however, that, unless there exists a conflict among indemnified parties, the indemnifying parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties.  Whether or not such defense is assumed by the indemnifying parties, such indemnifying parties or indemnified party or parties will not be subject to any liability for any settlement made without its or their consent (but such consent will not be unreasonably withheld).  The indemnifying parties shall not consent to entry of any judgment or enter into any settlement which (A) provides for other than monetary damages without the consent of the indemnified party or parties (which consent shall not be unreasonably withheld or delayed) or (B) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party or parties of a release, in form and substance satisfactory to the indemnified party or parties, from all liability in respect of such Proceeding for which such indemnified party would be entitled to indemnification hereunder.

(iv)          Contribution.  If the indemnification provided for in this Section 3(g) is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any Losses in respect of which this Section 3(g) would otherwise apply by its terms, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have an obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in Section 3(g)(i) or 3(g)(ii) was available to such party.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3(g)(iv) were determined by pro-rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 3(g).  Notwithstanding the provisions of this Section 3(g)(iv), an indemnifying party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reasons of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(h)           Rules 144 and 144A.  At all times after the Company effects its initial Public Offering, the Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as such information is necessary to permit sales under Rule 144A), and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A.  Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

(i)            Underwritten Registrations.  No holder of Registrable Securities may participate in any underwritten registration hereunder unless such holder (a) agrees to sell such holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

(j)            No Inconsistent Agreements.  The Company has not and will not, enter into any agreement with respect to the Company’s securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Section 3 or otherwise conflicts with the provisions hereof.

4.             Definitions.

“21CI” has the meaning given such term in the preamble.

“21CI Investors” means each of 21CI, Vestar and any Affiliate of Vestar that acquires Voting Securities after the date hereof.

“21CI Majority Holders” means the 21CI Investors holding a majority in voting power of all of the Voting Securities held by 21CI Investors collectively.

“21CI Shares” means all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, 21CI, Vestar or any Affiliate of Vestar, whenever issued.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to vote a majority of the securities having voting power for the election of directors (or other Persons acting in similar capacities) of such Person or otherwise to direct or cause the direction of the management and policies of such Person through the ownership of voting securities, by contract or otherwise.

“Board” means the board of directors of the Company.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Certificate of Incorporation” means the Company’s Certificate of Incorporation as the same may be amended from time to time.

“Common Stock” shall mean collectively, (i) the common stock, par value $0.0001 per share, of the Company and (ii) any other class or series of authorized capital stock of the Company which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

“Nominating Committee” means the Corporate Governance and Nominating Committee of the Board.

“Person” means an individual, corporation, partnership, association, trust, limited liability company, joint venture, unincorporated organization or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Public Offering” means a sale of Common Stock to the public in an offering pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act; provided that a Public Offering shall not include any issuance of equity securities in any merger or other business combination, and shall not include any registration of the issuance of securities to existing securityholders or employees of the Company and its Subsidiaries on Form S-4 or Form S-8 (or any successor forms).

“Public Sale” means a sale of Common Stock pursuant to a Public Offering or a Rule 144 Sale.

“Registrable Securities” shall mean (a) all shares of Common Stock, (b) all shares of Common Stock issuable upon exercise, conversion or exchange of any warrant or convertible security and (c) all shares of Common Stock directly or indirectly issued or issuable with respect to the securities referred to in clauses (a) or (b) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, spin-off, merger, consolidation or other reorganization, in each case constituting 21CI Shares.  As to any particular Registrable Securities, such shares shall cease to be Registrable Securities when: (i) such shares shall have been Transferred by a holder of 21CI Shares to any Person who is not an Affiliate thereof; (ii) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement; (iii) such securities shall have been Transferred pursuant to Rule 144; (iv) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration of them under the Securities Act or (v) such securities shall have ceased to be outstanding.

“Registration Statement” means any registration statement of the Company under which any of the Registrable Securities are included therein pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Retiring Director” means any director whose term expires at the next annual meeting of the stockholders of the Company pursuant to the terms of the Company’s Certificate of Incorporation.

“Rule 144” means Rule 144 adopted under the Securities Act (or any successor rule or regulation).

“Rule 144 Sale” means a sale of Common Stock to the public through a broker, dealer or market-maker pursuant to the provisions of Rule 144 adopted under the Securities Act (or any successor rule or regulation).

“Rule 144A” means Rule 144A adopted under the Securities Act (or any successor rule or regulation).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

“Subsidiary” means, at any time, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time owned or controlled directly or indirectly by such Person.

“Transfer” means, with respect to any Common Stock, to sell, gift, assign, dispose of, exchange, or otherwise directly transfer such Common Stock or agree or commit to do any of the foregoing.

“Vestar” means, collectively, Vestar Capital Partners V, L.P., Vestar Capital Partners V-A, L.P., Vestar Executives V, L.P., Vestar Holdings V, L.P. and any investment fund affiliated with Vestar Capital Partners V, L.P. that at any time acquires Common Stock and executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement.

“Voting Securities” means capital stock of the Company entitled to vote generally in the election of directors.

5.             Amendment and Waiver.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

6.             Assignment. This agreement is not assignable to any third party, except that 21CI may assign all or any portion of its rights hereunder to one or more Affiliates of 21CI and/or Vestar and any such Affiliate will be entitled to the rights granted hereunder, provided that (i) the Company is given written notice of said transfer or assignment identifying the name of such Affiliate, (ii) that such Affiliate assumes in writing the obligations of 21CI under this agreement, and (iii) (a) with respect to the rights granted under Sections 1 and 2 hereof, such Affiliate holds Voting Securities, and (b) with respect to the rights granted under Section 3 hereof, such Affiliate holds Registrable Securities.

7.             Benefit of Parties.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. The parties hereto expressly agree that Vestar is intended to be a third party beneficiary of Sections 1 and 2.  Except as otherwise expressly provided herein, nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

8.             Headings.  Headings are for ease of reference only and shall not form a part of this Agreement.

9.             Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

10.          Jurisdiction.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought against any of the parties in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, the parties agree that service of process upon such party at the address referred to in Section 17, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

11.          WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.          Entire Agreement.  This Agreement (including the Schedules constituting a part of this Agreement) and any other writing signed by authorized representatives of each of the parties after the date hereof that specifically references this Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral between the parties with respect to the subject matter hereof.

13.          Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be deemed an original.  This Agreement shall become effective when each party shall have received a counterpart hereof signed by each of the other parties.  An executed copy or counterpart hereof delivered by facsimile shall be deemed an original instrument.

14.          Severability.  If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

15.          Further Assurances.  The parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

16.          Specific Performance.  The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.

17.          Notices.  All notices, requests and other communications to any party or to the Company shall be in writing (including telecopy or similar writing) and shall be given,

If to the Company:

21st Century Oncology Holdings, Inc.

2270 Colonial Boulevard

Fort Myers, Florida 33907

Attention: Chief Financial Officer

Facsimile: (239)-931-7380

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022
Attention: Michael Movsovich and Joshua N. Korff
Facsimile: (212) 446-6460

If to 21CI:

c/o Vestar Capital Partners V, L.P.

245 Park Avenue

41st Floor

New York, NY 10167

Attention: James L. Elrod, Erin Russell and General Counsel

Facsimile: (212) 808-4922

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022
Attention: Michael Movsovich and Joshua N. Korff
Facsimile: (212) 446-6460

or to such other address or telecopier number as such party or the Company may hereafter specify for the purpose by notice to the other parties and the Company.  Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 17 during regular business hours.

18.          Enforcement.  The parties hereto covenant and agree that the disinterested members of the Board or the disinterested members of any Board committee so designated by the Board have the right to enforce, waive or take any other action with respect to this Agreement on behalf of the Company.

*              *              *              *              *

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above-written.

21ST CENTURY ONCOLOGY HOLDINGS, INC.

By:
Name:
Title:

21ST CENTURY ONCOLOGY INVESTMENTS, LLC

By:
Name:
Title: